EXHIBIT 99.4

                             ASSIGNMENT OF OPTIONS

                         for Class A non-voting shares
                                      of

                             SCHNEIDER CORPORATION

                    pursuant to the Offers to Purchase and
                        Offering Circular dated o, 1998
                                      of

                           SMITHFIELD CANADA LIMITED

                         a wholly-owned subsidiary of

                             SMITHFIELD FOODS, INC.



 THE CLASS A OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (LOCAL TIME AT THE PLACE OF DEPOSIT) ON o, 1998 (the "Expiry Time"), UNLESS EXTENDED OR WITHDRAWN.

     This Assignment of Options (this "Assignment") is to be completed by holders of outstanding options ("Options") issued by Schneider Corporation ("Schneider") entitling the holders thereof to acquire Class A non-voting shares ("Class A Shares") of Schneider who wish to assign their Options under the offer to purchase Class A Shares (the "Class A Offer") set out in the Offers to Purchase and the accompanying Offering Circular (collectively, together with the annexes to the Offering Circular, the "Offers and Circular") of Smithfield Canada Limited ("Smithfield Canada") dated o, 1998.

     To effect the assignment of the Options, documents evidencing the Options, together with this Assignment properly completed and duly executed and all other documents required by this Assignment, must be received by CIBC Mellon Trust Company (the "Depositary") at or before the Expiry Time at its principal office in Toronto indicated below.

     The terms, conditions and definitions used in the Offers and Circular are hereby incorporated into and form an integral part of this Assignment.

     Please read carefully the assignment instructions set out below before completing this Assignment. The Depositary or your broker or other financial advisor will assist you in completing this Assignment.

TO:     Smithfield Canada Limited
AND TO:   Schneider Corporation
AND TO:   CIBC Mellon Trust Company

The undersigned:

 (1) acknowledges receipt of the Offers and Circular dated o, 1998;

 (2) subject only to the rights of withdrawal under the Class A Offer, unless otherwise agreed, irrevocably accepts the Class A Offer in respect of the Options on and subject to its terms and conditions, and deposits, sells, assigns and transfers to Smithfield Canada all right, title and interest in and to the Options described below (the "Assigned Options") and to effect the assignment of such Options directs the Depositary to immediately accept the documents representing Options and this Assignment;



                        DESCRIPTION OF OPTIONS ASSIGNED

(Must be completed. If space is insufficient, please attach a signed list in the form below.)



                                             Total Number of
       Date of                              Class A Shares to   Exercise Price
      Grant of   Name(s) and Address(es)     be Issued Upon      per Class A       Aggregate
       Option      of Option Holder(s)     Exercise of Option       Share       Exercise Price




                                  TOTALS:

 (3) represents and warrants that (a) the undersigned has good title to the Assigned Options free and clear of all liens, restrictions, charges, encumbrances, claims and equities and owns the Assigned Options within the meaning of applicable securities laws; (b) the undersigned has full power and authority to deposit, sell, assign and transfer the Assigned Options to Smithfield Canada without restriction; and (c) the deposit of such Assigned Options complies with applicable securities laws;

 (4) covenants that the undersigned will execute, upon request, any additional documents necessary or desirable to complete the sale, assignment and transfer of the Assigned Options to Smithfield Canada pursuant to the Class A Offer in respect of the Options;

 (5) directs the Depositary (a) unless otherwise indicated under "Special Payment Instructions" below, to issue the certificates representing Exchangeable Shares of Smithfield Canada and the cheque (if any) for the purchase price in the name(s) of the undersigned; (b) unless otherwise indicated under "Special Delivery Instructions" below, to forward by first class mail, postage prepaid, the certificates representing Exchangeable Shares of Smithfield Canada and the cheque (if any) for the purchase price (and accompanying documents, as appropriate) to the undersigned at the address appearing under "Description of Options Assigned" above or, if no name, address or delivery instructions are indicated, to the address of the undersigned as it appears on the applicable register maintained by Schneider; and (c) in the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, to issue the certificates representing Exchangeable Shares of Smithfield Canada and the cheque (if any) for the purchase price to or hold such certificates for the person or persons so indicated;

 (6) waives any right to receive notice of purchase of the Assigned Options;

 (7) agrees, from and after the Expiry Time, (a) not to exercise any rights or privileges attached to any of the Assigned Options; (b) to execute and deliver to Smithfield Canada any and all instruments of proxy, authorizations or consents in respect of any or all of the Assigned Options; and (c) to designate in any such instruments of proxy, the person or persons specified by Smithfield Canada as the proxy or the proxy nominee or nominees of the holder of the Assigned Options;

 (8) acknowledges that if, on or after the date of the Offers, Schneider should split, combine or otherwise change any of the Schneider Shares or its capitalization or disclose that it has taken or intends to take any such action, then Smithfield Canada may, in its sole discretion, make such adjustments as it deems appropriate to reflect such split, combination or other change in the purchase price and other terms of the Offers (including, without limitation, the type of securities offered to be purchased and the amounts payable therefor);

 (9) irrevocably appoints the Depositary and any officer of Smithfield Canada, and each of them, and any other person designated by Smithfield Canada in writing, as the true and lawful agent, attorney and attorney-in-fact and proxy with respect to the Assigned Options effective from and after the Expiry Time, with full power of substitution, in the name and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest), (a) to register or record, transfer and enter the transfer of the Assigned Options on the appropriate register of holders of Schneider; and (b) to exercise any and all of the rights of the undersigned in respect of the Assigned Options including, without limitation, to vote and to execute and deliver any and all instruments of proxy, authorizations or consents in respect of all or any of the Assigned Options, revoke any such instrument, authorization or consent given prior to or after the Expiry Time, designate in any such instrument of proxy any person or persons as the proxy or the proxy nominee or nominees of the undersigned in respect of such Assigned Options for all purposes including, without limiting the generality of the foregoing, in connection with any meeting (whether annual, special or otherwise) of holders of securities of Schneider (or any adjournment thereof), and execute, endorse and negotiate, for and in the name of and on behalf of the undersigned, any and all cheques or other instruments respecting any distribution payable to or to the order of the undersigned;

(10) hereby revokes any and all authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, hereinbefore conferred or agreed to be conferred by the undersigned at any time with respect to any or all of the Assigned Options, and covenants that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be given with respect thereto by the undersigned;

(11) acknowledges and agrees that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Assigned Options, including the propriety and effect of the execution of this Assignment and the validity, time and effect of any deposit of Options or notice of withdrawal of Options, will be determined by Smithfield Canada in its sole discretion, and agrees that such determination shall be final and binding;

(12) acknowledges that (a) Smithfield Canada reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which, in the opinion of its counsel, may be unlawful to accept under the laws of any jurisdiction, (b) Smithfield Canada reserves the absolute right to waive any defect or irregularity in the deposit of any Assigned Options, and (c) there shall be no obligation on Smithfield Canada, the Dealer Manager, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice;

(13) hereby grants and is deemed to grant, on behalf of the undersigned and on behalf of each present and future holder or beneficial owner of the Exchangeable Shares issuable in consideration for the securities deposited hereby, an irrevocable power of attorney (coupled with an interest) to each of Smithfield Canada and Smithfield Foods, Inc. for the limited purpose of executing, on behalf of the undersigned and each present or future registered holder or beneficial owner of such Exchangeable Shares, the Voting, Support and Exchange Trust Agreement made between Smithfield Foods, Smithfield Canada and CIBC Mellon Trust Company, as trustee, in accordance with the Virginia Stock Corporation Act, including section 670 thereof.

(14) understands that an assignment of Options pursuant to the procedures described in Section 5 of the Offers to Purchase and the instructions set out in this Assignment will constitute a binding agreement between the undersigned and Smithfield Canada upon the terms and subject to the conditions set out in the Offers to Purchase and subject to the terms of this Assignment; and

(15) acknowledges that all authority conferred or agreed to be conferred in or by this Assignment shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Assignment shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
                                ---------------

     By reason of the use by the undersigned of an English language form of this document, the undersigned and each of you shall be deemed to have required that any contract evidenced by an Offer as accepted through this document, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage de ce document en langue anglaise par le soussigne, le soussigne et les destinataires sont presumes avoir requis que tout contrat atteste par une offre acceptee par ce document, ainsi que tous les documents qui s'y rapportent, soient rediges exclusivement en langue anglaise.

                          SPECIAL PAYMENT INSTRUCTIONS
                              (See Instruction 4)


    To be completed ONLY if the certificates representing Exchangeable Shares of Smithfield Canada and the cheque (if any) to be issued in payment of the purchase price for Assigned Options are to be issued in the name of someone other than the undersigned.


     Issue to:

     Name: -------------------------------------------------------------
                                 (Please Print)


     Address: ----------------------------------------------------------
     -------------------------------------------------------------------
     -------------------------------------------------------------------
                             (Include Postal Code)



     Social Insurance No. ----------------------------------------------



    U.S. Residents/Citizens must provide their Tax
    Payer Identification Number here:

    ---------------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                              (See Instruction 4)


    To be completed ONLY if the certificates representing Exchangeable Shares of Smithfield Canada and the cheque (if any) to be issued in payment of the purchase price for Assigned Options are to be sent to someone other than the undersigned or to the undersigned at an address other than that appearing under "Description of Options Assigned" above, or are to be held by the Depositary for pick-up by the undersigned or by any person designated by the undersigned in writing.


     Send to:


     Name: -------------------------------------------------------------
                                 (Please Print)



     Address: ----------------------------------------------------------
     -------------------------------------------------------------------
     -------------------------------------------------------------------
                             (Include Postal Code)



    [ ] Hold for pick-up at the office at which the documents representing
          Assigned Options were deposited, against counter receipt.

                             TO BE SIGNED BY OPTION
                                   HOLDER(S)
                              (See Instruction 1)


                      --------------------------------------
                      --------------------------------------
                          (Signature(s) of Holder(s))



                      --------------------------------------
                      --------------------------------------
                     (Social Insurance Number(s) of Holder(s))



                      Telephone: (    )---------------------

                      Date: --------------------------------

                                 SIGNATURE(S)
                                 GUARANTEED BY
                           (See Instructions 2 and 3)


                      --------------------------------------
                             (Authorized Signature)



                      --------------------------------------
                        (Name of Eligible Institution)



                      --------------------------------------
                                     (Date)

                            ASSIGNMENT INSTRUCTIONS

1. Delivery of Assignment and Option Documents. To effect deposit of the Assigned Options and to accept the Class A Offer in respect of Options, document(s) representing Options, together with a properly completed and duly executed copy of this Assignment (or a manually signed facsimile thereof) and all other documents required by this Assignment, must be received by the Depositary at its principal office in Toronto indicated below at or before the Expiry Time.

   Holders whose Options are registered in the name of a nominee should contact their broker, dealer, bank, trust company or other nominee for assistance in assigning such Options.

   The method of delivery of documents representing Options, this Assignment and all other required documents is at the option and risk of the depositing Option holder and delivery will be deemed effective only when such documents are actually received. Smithfield Canada recommends that such documents be delivered by hand to the Depositary and a receipt obtained or, if mailed, that registered mail (return receipt requested) be used and proper insurance obtained.

2. Guarantee of Signatures. No signature guarantee is required on this Assignment (i) if this Assignment is signed by the registered holder(s) of the Options (unless such holder has completed the box entitled "Special Payment Instructions") or (ii) if such Options are deposited for the account of a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office or correspondent in Toronto, Ontario or a firm that is a member of a recognized stock exchange in Canada, the Investment Dealers Association of Canada, a national securities exchange in the United States of America or the National Association of Securities Dealers, Inc. (each, an "Eligible Institution").

   In all other cases, all signatures on this Assignment must be guaranteed by an Eligible Institution. See also Instruction 3.

3. Signatures on Assignment, Powers and Endorsements. If this Assignment is signed by the registered holder(s) of Options deposited herewith, the signature(s) must correspond with the name(s) as written on the option document(s) without alteration, enlargement or any change whatsoever and such document(s) need not be endorsed.

   If this Assignment is signed by a person other than the registered holder(s) of the Options deposited herewith, then the document(s) must be endorsed or accompanied by appropriate power of attorney documents duly and properly completed by the registered holder(s), signed exactly as the name(s) of the registered holder(s) appear(s) on the option documents. The signature(s) on such powers must be guaranteed by an Eligible Institution.

   If the Options deposited herewith are held of record by two or more joint owners, all such owners must sign this Assignment. If any Options deposited herewith are registered in different names on similar documents, it will be necessary to complete, sign and submit as many separate copies of this Assignment as there are different registrations of such documents.

   If this Assignment or any powers of attorney are signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and proper evidence satisfactory to Smithfield Canada of their authority to so act must be submitted.

4. Special Payment and Delivery Instructions. If the certificates representing Exchangeable Shares of Smithfield Canada and the cheque (if any) to be issued in payment of the purchase price for Assigned Options are to be:

 i. issued in the name of a person(s) other than the person(s) signing this Assignment;

 ii. sent to someone other than the person(s) signing this Assignment or to the person(s) signing this Assignment at an address other than that appearing in the box entitled "Description of Options Assigned"; or

 iii. held by the Depositary for pick-up by the undersigned or any person designated by the undersigned in writing;

   the boxes entitled "Special Payment Instructions" and/or "Special Delivery Instructions", as applicable, should be completed.

5. Inadequate Space. If the space provided herein for any information is inadequate, the required information should be set out on a separate signed list attached hereto.

6. Request for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Depositary. Additional copies of the Offers and Circular and this Assignment may be obtained on request and without charge from the Depositary at its principal office in Toronto indicated below. Holders of Options may also contact the Dealer Manager, Smithfield Canada or their local broker, dealer, commercial bank or trust company for assistance.

7. Lost Documents. Holders of Options who have lost their documents evidencing the Options should contact Schneider.

8. Governing Law. The Offers and any agreement resulting from the acceptance of the Offers will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

 Manually signed facsimile copies of this Assignment, properly completed and duly executed in accordance with the instructions in this Assignment, will be accepted. This Assignment, Option documents and any other required documents should be sent or delivered by each holder of Options or such holder's investment dealer, stockbroker, bank, trust company or other nominee to the Depositary at the appropriate address set forth below.

                       The Depositary for the Offers is:


                           CIBC MELLON TRUST COMPANY


                             For Delivery by Mail:


                                 P. O. Box 1036
                         Adelaide Street Postal Station
                                Toronto, Ontario
                                    M5C 2K4
                          Attention: Special Projects


                        For Delivery by Hand or Courier:
                              Up to and including
                                  May 1, 1998:


                             393 University Avenue
                                  Lower Level
                                Toronto, Ontario
                                    M5G 2M7

                           On and after May 4, 1998:

                                 199 Bay Street
                              Commerce Court West
                                Securities Level
                                Toronto, Ontario
                                    M5L 1G9
                           Attention: Courier Window

                                For Information:

                           In Toronto: (416) 643-5500
                           Toll Free: 1-800-387-0825



                     The Dealer Manager for the Offers is:


                       FIRST MARATHON SECURITIES LIMITED


                               The Exchange Tower
                             2 First Canadian Place
                            Suite 3200, P.O. Box 21
                                Toronto, Ontario
                                    M5X 1J9


                           Telephone: (416) 869-3707
                           Facsimile: (416) 869-6411